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                                                                      Exhibit 11

                                 BHA GROUP, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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

                                                                    THREE MONTHS ENDED
                                                                         DECEMBER 31
                                                                   1996               1995
                                                              ---------------    ---------------

Net earnings                                                       $1,795            $1,506
Weighted average number of common and common
    stock equivalent shares:

        Weighted average number of outstanding common
           shares                                                   6,005             6,006

        Dilutive  effect  (excess of number of shares
           issuable  over  number of
           shares  assumed to be  repurchased  with the
           proceeds  of  exercised
           options based on the average market price
           during the period)                                         161              146
                                                                   ------           ------

                                                                    6,166            6,152

Earnings per common and Common Stock equivalent
    shares:                                                        $  .29          $   .25
                                                                   ------          -------

Weighted average number of common and Common Stock equivalent shares, assuming full dilution:

    Additional  dilutive  effect  (reduction  in number of
        shares  assumed to be
        repurchased  with the proceeds of exercised  stock
        options based on the
        end of the period market price of the stock, if
        higher than the average price)                                --             --
                                                                    ------         ------

                                                                     6,166          6,152
                                                                    ------         ------

Earnings per common and Common Stock equivalent
    shares assuming full dilution:                                  $  .29         $   .25
                                                                    ------         ------


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